UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2016

Blue Buffalo Pet Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37510	46-0552933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 River Road

Wilton, CT 06897

(Address of Principal Executive Offices) (Zip Code)

(203) 762-9751

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Blue Buffalo Pet Products, Inc. (the “Company”) on November 10, 2016 (the “Original Form 8-K”), which disclosed, among other things, the appointment of William Bishop, Jr. as the Company’s Chief Executive Officer effective January 1, 2017. At the time of the filing of the Original Form 8-K, the Board of Directors (the “Board”) of the Company had not yet determined the terms of Mr. Bishop’s compensation in connection with his appointment as Chief Executive Officer.

This Amendment is being filed solely to report that on December 15, 2016, the Board, upon the recommendation of the Compensation Committee of the Board, approved: (i) an increase in Mr. Bishop’s base salary to $600,000, effective January 1, 2017; (ii) an increase to Mr. Bishop’s target annual cash incentive opportunity for 2017 to 150% of his base salary; and (iii) Mr. Bishop’s eligibility to receive an award pursuant to the Company’s long-term equity inventive plan in 2017 with a target value equal to 150% of his base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BUFFALO PET PRODUCTS, INC.

By:	/s/ Lawrence Miller

Name:	Lawrence Miller
Title:	Senior Vice President, General Counsel and Secretary

Date: December 19, 2016